UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2011

ECOTALITY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3720
San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2011, Electric Transportation Engineering Corporation (d.b.a. ECOtality North America), a wholly-owned subsidiary of ECOtality, Inc. (the “Company”), was awarded a $26.4 million contract (“Award”) by the U.S. Department of Energy (the “DOE”) to conduct the DOE’s Advanced Vehicle Testing and Evaluation project.  The award is for a 5-year term to conduct vehicle evaluations with the DOE's Advanced Vehicle Testing Activity.  The Company entered into an Assistance Agreement with the DOE in connection with the Award.

The primary goal of the Advanced Vehicle Testing and Evaluation project is to provide key data for technology modeling, and research and development programs, by benchmarking and validating the performance of light-, medium-, and heavy-duty vehicles.  Technologies evaluated include: Plug-in hybrid electric vehicles; extended range electric vehicles; hybrid electric, pure electric and hydraulic vehicles; advanced electric drive and engine technologies; advanced energy storage technologies and chemistries; advanced climate control, power electronic, and other ancillary systems technologies; and internal combustion engines burning advanced fuels.

Pursuant to the Award, the total estimated project costs are based on the Company’s budget application dated February 28, 2011, and revised September 26, 2011.  The DOE has not yet agreed to the Company’s estimates, and all costs are subject to definitization no later than December 31, 2011.  If the parties cannot mutually agree to final estimated project costs, either party may declare the award terminated by mutual agreement.  Until such time as DOE approves the total estimated project costs, with such approval issued through an amendment to the Assistance Agreement, the DOE will not reimburse the Company for any costs incurred under the project.  The Company may incur costs at its own risk subject to later reimbursement by the DOE in the event this condition is satisfied and the costs are determined allowable under the applicable cost principles.  In addition, the DOE reserves the right to unilaterally deobligate the full amount of the funds obligated in the event Conditions on the Award are not satisfied and the project is terminated.

Furthermore, the Award is subject to the Company’s compliance with certain reporting requirements. Noncompliance may result in withholding of future payment, suspension, or termination of the current awards, and withholding of future awards. A willful failure to perform, a history of failure to perform, or unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

In addition, the Company has agreed that at least 75% of the direct labor cost for the project will be incurred in the United States.

The foregoing summary of the Assistance Agreement is qualified in its entirety by reference to the full text of the Assistance Agreement attached hereto as an Exhibit.

ITEM 8.01  Other Events

On October 6, 2011, the Company issued a press release announcing the Award.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits

10.1	Assistance Agreement (Award No. DE-EE0005501), effective September 30, 2011, awarded to the Company by the U.S. Department of Energy.
99.1	Press Release of ECOtality, Inc. dated October 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Company)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	October 6, 2011
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	October 6, 2011
H. Ravi Brar

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

10.1	Assistance Agreement (Award No. DE-EE0005501), effective September 30, 2011, awarded to the Company by the U.S. Department of Energy

99.1	Press Release of ECOtality, Inc. dated October 6, 2011